Exhibit 32.1

Certificate Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Timberjack Sporting Supplies, Inc. (the “Company”) on Form 10-K for the year ended September 30, 2008 as filed with the Securities and Exchange commission on the date hereof (the "Report"), I, Ted D. Campbell II, the Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

a.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934: and

b.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Dated: November 12, 2008	By:	/s/ Ted D. Campbell II

Ted D. Campbell II President Chief Executive Officer Chief Financial Officer Chief Accounting Officer Sole Director (Principal Executive Officer) (Principal Financial and Accounting Officer)